EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Amendment No. 2 to Form SB-2 of China Agritech, Inc. of our report dated March 10, 2006 on our audits of the financial statements of China Agritech, Inc. and subsidiaries as of December 31, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".

Kabani & Company, Inc.
Los Angeles, California
April 28 2006